EX 23.1






Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 2-71595, 33-14926, 2-79636, 33-14925, 33-14927, 33-26150, 33-53478, 33-67384, 33-
56487 and 333-30763) of Chesapeake Corporation of our report dated January 28, 2000, except as to information in Notes 6 and 14, for which the date is February 25, 2000, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 2-79636) of the Hourly
Employees' Stock Purchase Plan of our report dated February 18,
2000 appearing in Form 11-K (Exhibit 99.1).




                              /s/ PricewaterhouseCoopers LLC
                              ------------------------------
                              PricewaterhouseCoopers LLC


Richmond, Virginia
March 22, 2000

















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